Exhibit 10.1
COVERED SERVICES
Provider shall provide Employees the following examinations in accordance with the frequency guidelines that have been approved by the Medical Advisory Board of the Provider. These guidelines may vary according to the specific medical requirements and history of each Employee:

	Ages 21-39	Ages 40 – 49	Ages 50+
Periodic Physical Exam	Annually	Annually	Annually

Colonoscopy		Baseline	As Medically Indicated

Cardiac Stress Test		Every 3 Years	Every 2 Years

Mammography		Annually	Annually

Chest X-Ray	When medically indicated for current smokers and those patients that have smoked regularly within the last 10 years, or if medically indicated for other reasons.

Vascular Screenings			Every 2 Years